UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2021

ENZON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36435 (Commission File Number)	22-2372868 (IRS Employer Identification No.)

20 Commerce Drive (Suite 135), Cranford, New Jersey (Address of principal executive offices)	07016 (Zip Code)

(732) 980-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 4, 2021, effective as of June 2, 2021, Enzon Pharmaceuticals, Inc. (the “Company”) entered into the First Amendment to the Section 382 Rights Agreement (the “First Amendment”), which amends the Section 382 Rights Agreement, dated as of August 14, 2020 (the “Rights Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as rights agent. Following ratification by the stockholders of the Rights Agreement, and the intended amendment to the expiration date of the Rights Agreement, at the Company’s 2021 annual meeting held on June 2, 2021, the Company entered into the First Amendment to extend the Final Expiration Date (as defined in the Rights Agreement) of the rights issued pursuant to the Rights Agreement from the close of business on August 13, 2021 to the close of business on June 2, 2024, effective as of June 2, 2021. Except for the extension of the Final Expiration Date, the Rights Agreement otherwise remains unmodified.

The First Amendment was not adopted as a result of, or in response to, any effort to acquire control of the Company. The First Amendment has been adopted to better align the term of the Rights Agreement with the Company’s annual meeting schedule and in an effort to protect stockholder value by attempting to protect against a possible limitation on the Company’s ability to use its operating loss carry-forwards for United States federal income tax purposes and other tax benefits.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Rights Agreement, which was filed with the U.S. Securities and Exchange Commission as Exhibit 4.1 to the Current Report on Form 8-K filed on August 14, 2020 and the First Amendment, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2021 annual meeting of stockholders of the Company was held on June 2, 2021. At the 2021 annual meeting of stockholders, the Company’s stockholders voted on the following matters as described in the Company’s proxy materials: (1) the election of three directors, each for a one-year term expiring at the Company’s next annual meeting of stockholders and until such director’s successor is elected and qualified, (2) the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, (3) the approval, on an advisory basis, of the compensation of the Company’s named executive officers, and (4) the ratification of the Section 382 Rights Plan adopted by the Company’s Board of Directors. A total of 56,890,166 shares of common stock were present or represented by proxy at the 2021 annual meeting of stockholders, representing approximately 76% of the total shares of common stock entitled to vote at the 2021 annual meeting of stockholders.

1.	Election of Directors — The Company’s stockholders elected each of the following individuals as a director for a one-year term expiring at the Company’s next annual meeting of stockholders and until such director’s successor is elected and qualified, as set forth below:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jordan Bleznick	45,978,676	170,575	209,006	10,531,909
Jennifer McNealey	46,042,326	105,693	210,238	10,531,909
Randolph C. Read	46,036,888	117,621	203,748	10,531,909

2.	Ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 — This proposal was approved as set forth below:

Votes For	Votes Against	Abstentions
56,782,378	84,941	22,847

3.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers — This proposal was approved as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,895,302	4,654,526	808,429	10,531,909

4.	Ratification of the Section 382 Rights Plan adopted by the Company’s Board of Directors — This proposal was approved as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,207,863	3,996,890	153,504	10,531,909

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit	Description

4.1	First Amendment to the Section 382 Rights Agreement, dated as of June 4, 2021 and effective as of June 2, 2021, by and between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)
Date: June 8, 2021
	By:	/s/ Richard L. Feinstein
	Name:	Richard L. Feinstein
	Title:	Chief Executive Officer, Chief Financial Officer and Secretary